P                            FEDDERS CORPORATION                     C
R PROXY - Adjourned Annual Meeting of Stockholders - August 6, 1996  O
O              Solicited on Behalf of the Board of Directors         M
X                                                                    M
Y                                                                    O
                                                                     N
     The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints SALVATORE GIORDANO, SAL GIORDANO, JR. AND S.A. MUSCARNERA, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the adjourned Annual Meeting of Stockholders of the Company to be held at the Company, 505 Martinsville Road, Liberty Corner, New Jersey, on August 6, 1996 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present, for the approval of the agreement and plan of Merger and the Merger of NYCOR, Inc. into the Company, the election of directors and the other items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends the following for Director - Salvatore Giordano, Howard S. Modlin and William J. Brennan.

     A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof (or if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any persons other than the persons named above, is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated May 11, 1996.

  IMPORTANT - This proxy is continued and is to be signed on the reverse side
                                                        -----------
                                                        SEE REVERSE
                                                               SIDE
                                                        -----------

[X]    Please mark votes as in this example.

 Unless you specify, the Proxy will be voted FOR Items 1 through 5.


- ----------------------------------------------------------------------
               Directors recommend a vote FOR Items 1 through 5.
- ----------------------------------------------------------------------
1.  Approval of the       2.  Election of          3.  Approval of the amend-  FOR    AGAINST   ABSTAIN
Agreement and Plan of     Directors for a term of  ments to the Company's      [ ]      [ ]       [ ]
Merger, and the Merger    three years. Nominees:   Certificate of Incorporation
of NYCOR, Inc.into the    Salvatore Giordano,      to (A) increase the number
Company.                  Howard S. Modlin and     of shares of Common Stock
                          William J. Brennan.      from 60,000,000 to
FOR  AGAINST  ABSTAIN     FOR ALL NOMINEES         80,000,000; (B) increase
[ ]    [ ]      [ ]             [ ]                the number of authorized
                          WITHHELD FROM ALL        shares of Class A Stock
                          NOMINEES                 from 30,000,000 to
                                [ ]                60,000,000 and (C) increase
                          [ ]__________________    the number of authorized
                          For the nominees         shares of preferred stock
                          except as noted above.   from 5,000,000 to 15,000,000.

                                                   4.  Approval of the           FOR  AGAINST  ABSTAIN
                                                   Company's Stock Option        [ ]    [ ]      [ ]
                                                   Plan VIII.

                                                   5.  Ratification of the       FOR  AGAINST  ABSTAIN
                                                   appointment of BDO            [ ]    [ ]      [ ]
                                                   Seidman, LLP as the
                                                   Company's independent
                                                   auditors.


NOTE: This Proxy, properly filled in, dated and signed, should be returned immediately in the enclosed post-paid envelope to Proxy Department, Bank of Boston, P. O. Box 1628, Boston, Massachusetts 02105. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. Attorneys, executors, administrators, trustees or guardians should sign full title as such.

Signature:___________________________________Date____________

Signature:___________________________________Date____________